EXHIBIT 4.6

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "AGREEMENT") made as of April 29, 2005, by and among Knockout Holdings, Inc., an Delaware corporation (the "COMPANY"), DCOFI Master LDC (the "PURCHASER"), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 (the "ESCROW AGENT").

                                   WITNESSETH:

      WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated as of the date hereof, pursuant to which the Purchaser purchased from the Company a $3,000,000 principal amount 11% Senior Secured Note Due April 29, 2008 (the "NOTE") and a Common Stock Purchase Warrant to purchase 700,000 shares of the Company's common stock in a private placement. The Securities Purchase Agreement provides that on the Closing Date, as that term is defined in the Securities Purchase Agreement, the Purchaser shall deliver to the Escrow Agent an aggregate of $417,083.33 (the "ESCROWED AMOUNT"), which represents the first fifteen months' interest on the Note.

      WHEREAS, the Company and the Purchaser desire to establish an escrow account (the "ESCROW ACCOUNT"), into which the Escrowed Amount will be deposited and will be held by the Escrow Agent to be released at such time as is necessary to pay the first fifteen months' interest payments on the Notes.

      WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the "BANK") into which the Escrowed Amount, which are received by the Escrow Agent from the Purchaser and credited to the Escrow Account, are to be deposited.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the "INFORMATION SHEET").

      2. Establishment of the Bank Account. The Escrow Agent shall establish a bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "BANK ACCOUNT"). The purpose of the Bank Account is for (a) the deposit of the $3,000,000 investment amount that is delivered by the Purchaser to the Escrow Agent, (b) to disburse the funds pursuant to the disbursement letter dated April 29, 2005, and (c) to hold the Escrowed Funds, which shall be disbursed when necessary to pay the first fifteen months' interest on the Notes in accordance with instructions from the Purchaser. The Escrow Agent shall invest the Escrowed Funds in a money market checking account at J.P. Morgan Chase unless otherwise instructed in writing by the Company.

      3.    Deposit to the Bank Account.

            3.1 On the date hereof, the Purchaser shall promptly deliver the Escrowed Amount to the Escrow Agent for deposit into the Bank Account by wire transfer. Upon the Escrow Agent's receipt of the Escrowed Amount, the monies shall be credited to the Escrow Account.

            3.2   Promptly after  receiving the Escrowed  Amount as described in
Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. The Escrow Agent shall cause the Bank to process the Escrowed Amount for collection through the banking system.

      4.    Disbursement from the Bank Account.

            4.1 On such dates that the Company is required to pay interest on the Note, the Escrow Agent shall disburse such portion of the Escrowed Amount to the Purchaser, in accordance with instructions from the Purchaser as set forth below:

            Date of Disbursement              Amount of Disbursement
            --------------------              ----------------------
            June 30, 2005                     $   54,083.33

            September 30, 2005                $   84,333.33

            December 31, 2005                 $   84,333.33

            March 20, 2006                    $   82,500.00

            June 30, 2006                     $   83,416.67

            July 31, 2006                     $   28,416.67

The Escrow Agent will not disburse any amounts other than those set forth above to the Purchaser or otherwise without written instructions signed by both the Company and the Purchaser.

            4.2 Upon disbursement of the Escrowed Amount pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrowed Amount.

      5.    Rights,   Duties  and   Responsibilities  of  Escrow  Agent.  It  is
understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

            5.1 The Escrow Agent shall notify the Purchaser, when requested, of the balance of the Escrowed Amount which has been deposited in the Bank Account.


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

            5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Securities Purchase Agreement, the Note or any other agreement between the Purchaser and the Company nor shall the Escrow Agent be responsible for the performance by the Purchaser or the Company of their respective obligations under this Agreement.

            5.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account or the Escrowed Amount which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrowed Amount or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

            5.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

            5.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Amount or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrowed Amount or any part thereof.

            5.6 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

      6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Company, the Purchaser and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company and the Purchaser specifying a date when such resignation shall take effect and upon delivery of the Escrowed Amount to the successor escrow agent designated by the Company and the Purchaser in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company and the Purchaser fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Escrowed Amount to the Company, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Amount. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrowed Amount as set forth in this Section 6, the Escrow Agent shall be discharged of


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

and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company and the Purchaser for any expenses incurred in connection with its resignation, transfer of the Escrowed Amount to a successor escrow agent or distribution of the Escrowed Amount pursuant to this Section 6.

      7. Representations and Warranties. The Company and the Purchaser hereby severally and not jointly represent and warrant to the Escrow Agent that:

            7.1 No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrowed Amount or any part thereof.

            7.2 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Escrowed Amount, true and correct.

            7.3 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

      8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

      9.    Indemnification and Contribution.

            9.1 The Company and the Purchaser (collectively referred to as the "INDEMNITORS") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "INDEMNITEES") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

            9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the
Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.


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

            9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Escrowed Amount, resignation of the Escrow Agent or otherwise.

      10. Termination of Agreement. This Agreement shall terminate on the final disbursement of the Escrowed Amount pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

      11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrowed Amounts or the Escrowed Amount shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

      12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Company or the Purchaser, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

      13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

      14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

      15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                              CONTINENTAL STOCK TRANSFER
                                              & TRUST COMPANY


                                              By:   /s/ Frank DiPaolo
                                                --------------------------------
                                                Name:  Frank DiPaolo
                                                Title: Chief Financial Officer


                                              KNOCKOUT HOLDINGS, INC.


                                              By:  /s/ Oscar Turner
                                                --------------------------------
                                                Name:  Oscar Turner
                                                Title: Chief Financial Officer


                                              DCOFI MASTER LDC


                                              By:   /s/ Richard Smithline
                                                --------------------------------
                                                Name:  Richard Smithline
                                                Title: Director


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

                                    EXHIBIT A

                       ESCROW AGREEMENT INFORMATION SHEET

1.    The Company
      Name:    Knockout Holdings, Inc.
      Address: 100 W. Whitehall Ave, Northlake, IL 60164

2.    The Purchaser
      Name:    DCOFI Master LDC
      Address: c/o DC Asset Management LLC, 830 Third Avenue, 14th Floor,
               New York, NY 10022

3.    Plan  of   Distribution   of  the  Securities   Termination   Date  (Final
      Disbursement): November 1, 2006

4.    Title of Escrow Account
      "KNOH - Escrow Account"

7.    Escrow Agent Fees and Charges

      $4,800 per annum or any portion thereof without proration the first year, thereafter $400 per month. In addition, the Escrow Agent shall be paid a fee of $500.00 per closing.

      Distribution charges:
      $10.00 per check
      $25.00 per wire
      $25.00 per check returned check
      $50.00 lost check replacement fee

8.    Wire Instructions

      J.P. Morgan Chase NY ABA 021000021
      A/C Continental Stock Transfer Escrow Acct # 1
      A/C No: 530-922428
      Ref: Knockout Holdings Inc/DCOFI


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